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                                                                    Exhibit 4.6

                        CERTIFICATE OF DETERMINATION OF
                        PREFERENCES OF PREFERRED STOCK OF
                    INTERNATIONAL LEASE FINANCE CORPORATION,
                            A CALIFORNIA CORPORATION

        The undersigned, Alan H. Lund and Pamela S. Hendry hereby certify that:

               1. They are the duly elected and acting Executive Vice President, Co-Chief Operating Officer and Chief Financial Officer and Vice President and Treasurer, respectively, of International Lease Finance Corporation (the "Company").

               2. Pursuant to authority given by the Company's Restated Articles of Incorporation, the Board of Directors of the Company has duly adopted the following recitals and resolutions:

               WHEREAS, the Restated Articles of Incorporation of the Company provide for a class of shares known as preferred stock, issuable from time to time in one or more series; and

               WHEREAS, the Board of Directors of the Company is authorized to determine the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

               WHEREAS, the Company desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to a series of said preferred stock and the number of shares constituting and the designation of said series;

               NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said series of preferred stock as follows:

                                    ARTICLE 1

                                   DESIGNATION

1.1     Designation

        A series of preferred stock shall be designated "Series A Preferred Stock" (the "Series A Preferred Stock").

1.2     Amount

        The number of shares constituting the Series A Preferred Stock shall be
40. Each share of the Series A Preferred Stock shall have a value of $10,000,000 (the "Stated Value").


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                                    ARTICLE 2

                               GENERAL PROVISIONS

2.1     Dividends

        Each holder of the outstanding shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, but only out of funds legally available for such purpose, cash dividends at the rate of five percent (5%) per annum of the Stated Value of each outstanding share of the Series A Preferred Stock then held by such holder. Dividends shall begin to accrue with respect to each share of Series A Preferred Stock upon its issuance to a holder. Dividends shall be paid quarterly on the first business day of each March, June, September and December, commencing March 2002 (each a "Distribution Date"). Dividends payable with respect to the Series A Preferred Stock shall be paid in preference to all other dividends on Common Stock and on any other class or any other series of the capital stock of the Company that by its terms ranks junior to the Series A Preferred Stock. If on any Distribution Date the funds available for the payment of dividends are insufficient to pay the holders of the Series A Preferred Stock the full amount of the dividend to which they are entitled, holders of the Series A Preferred Stock will share ratably in any such dividend with holders of any shares of capital stock of the Company ranking on parity with the Series A Preferred Stock (including, but not limited to shares of the Company's Market Auction Preferred Stock, Series A through H) that are entitled to receive dividends on such Distribution Date.

2.2     Redemption

        The Company, at its option, may redeem any or all of the outstanding shares of the Series A Preferred Stock, at any time or from time to time, out of funds legally available therefor, at a redemption price equal to the Stated Value of each such share redeemed plus an amount equal to the accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of such redemption. Any share of the Series A Preferred Stock which shall at any time have been redeemed by the Company shall, after such redemption, be cancelled in the manner provided by the laws of the State of California.

2.3     Conversion or Exchange

        The holders of shares of the Series A Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of the capital stock of the Company or into any other securities of the Company.

2.4     Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Series A Preferred Stock will be entitled to receive, out of the assets of the Company available for distribution to shareholders after satisfying claims of creditors but before any payment or distribution of assets is made to holders of any shares of Common Stock and of capital stock of the Company that by its terms ranks junior to the Series A Preferred Stock upon liquidation, a preferential liquidation distribution in the amount of the


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Stated Value per share plus an amount equal to the accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay the holders of the Series A Preferred Stock the full amount of the preferential liquidation distributions to which they are entitled, holders of the Series A Preferred Stock will share ratably in any such distribution of such assets with holders of any shares of capital stock of the Company ranking on parity with the Series A Preferred Stock (including, but not limited to shares of the Company's Market Auction Preferred Stock, Series A through H) . Unless and until payment in full has been made to holders of the Series A Preferred Stock of the liquidation distributions to which they are entitled as described in this paragraph, no dividends or distributions will be made to holders of the Company's Common Stock or other capital stock that by its terms ranks junior to the Series A Preferred Stock, and no purchase, redemption or other acquisition for any consideration by the Company will be made in respect of the Company's Common Stock or other capital stock that by its terms ranks junior to the Series A Preferred Stock. After the payment to the holders of the Series A Preferred Stock of the full amount of the preferential liquidation distributions to which they are entitled pursuant to this paragraph, such holders (in their capacity as such holders) will have no right or claim to any of the remaining assets of the Company. Neither the consolidation nor the merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 2.4.

2.5     Voting Rights

        The holders of the Series A Preferred Stock will have no voting rights except as expressly required by law.

2.6     Sinking Fund

        Shares of Series A Preferred Stock are not subject or entitled to the benefit of a sinking fund.

               RESOLVED FURTHER, that the Chairman of the Board, the Chief Executive Officer or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Company are each authorized to execute, verify, and file a certificate of determination of preferences in accordance with California law.

               RESOLVED FURTHER, that the officers of the Company, and each of them, are authorized in the name and on behalf of the Company, to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such certificates and such other instruments and documents as they, or any one of them, may deem necessary or appropriate in order fully to effectuate the purposes of the foregoing resolutions and any action taken by this Board of Directors.

               3. The authorized number of shares of preferred stock of the Company is 20,000,000, and the number of shares constituting the Series A Preferred Stock, none of which has been issued, is 40.


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        IN WITNESS WHEREOF, the undersigned have executed this certificate on
December 5, 2001.

                       /s/ Alan H. Lund
                  -------------------------------------
                  ALAN H. LUND, Executive Vice President, Co-Chief
                                Operating Officer and Chief Financial Officer

                       /s/ Pamela S. Hendry
                  -------------------------------------
                  PAMELA S. HENDRY, Vice President and Treasurer



               The undersigned, ALAN H. LUND and PAMELA S. HENDRY, the Executive Vice President, Co-Chief Operating Officer and Chief Financial Officer and Vice President and Treasurer, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his or her own knowledge.

        Executed at Los Angeles, California on December 5, 2001.



                       /s/ Alan H. Lund
                   ------------------------------
                   ALAN H. LUND



                       /s/ Pamela S. Hendry
                   ------------------------------
                   PAMELA S. HENDRY




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